                                                                                                 Exhibit 11
                                                                                                 ----------
                                                   MEDITRUST
                            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                                    (In thousands except per share amounts)

                                                                   Quarter ended                 Nine months ended
                                                                    September 30,                  September 30,
                                                                --------------------            --------------------
                                                                1995            1994            1995            1994
                                                                ----            ----            ----            ----
Primary
-------
Weighted average shares                                         49,589          34,744          46,492          34,130
Dilutive effect of:
  Stock options                                                    -                87             120              99
  Warrants                                                         -               -               -                27
                                                               -------         -------         -------         -------
Weighted average number of shares and
  equivalent shares outstanding                                 49,589          34,831          46,612          34,256
                                                               =======         =======         =======         =======

Net income before extraordinary item                           $31,702         $19,817         $86,814         $56,530
Extraordinary item: Loss on prepayment of debt                  33,454             -            33,454             -
                                                               -------         -------         -------         -------
Net income (loss)                                              $(1,752)        $19,817         $53,360         $56,530
                                                               ========        =======         =======         =======

Per Share:
Net income before extraordinary item                           $  0.64         $  0.57         $  1.86         $  1.65
Extraordinary item                                                0.68              -             0.72              -
                                                               -------         -------         -------         -------
Net income (loss) (A)                                          $ (0.04)        $  0.57         $  1.14         $  1.65
                                                               =======         =======         =======         =======

(A)     This calculation is submitted in accordance with Regulation S-K item 601(b) (11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.



Fully Diluted

Weighted average shares                                         49,589          34,744          46,492          34,130
Assumed conversion of debentures                                 8,322           7,210           7,188           7,181
Dilutive effect of:
  Stock options                                                    205              87             205              99
Warrants                                                           _               _                _               27
                                                               -------         -------          -------        -------
Weighted average shares
  and equivalent shares outstanding                             58,116          42,041           53,885         41,437
                                                               =======         =======          =======        =======

Net income before extraordinary item                           $31,702         $19,817          $86,814        $56,530
Interest and debt amortization on
  assumed conversion of debentures                               5,829           4,667           14,820         13,982
                                                               -------         -------          -------        -------
Adjusted net income before extraordinary item                   37,531          24,484          101,634         70,512
Extraordinary item: Loss on prepayment of debt                  33,454             -             33,454            -
                                                               -------         -------          -------        -------
Adjusted net income for fully diluted calculation              $ 4,077         $24,484          $68,180        $70,512
                                                               =======         =======          =======        =======

Per Share:
Net income before extraordinary item                           $  0.65         $  0.57          $  1.89        $  1.65
Extraordinary item                                                0.58             -               0.62            -
                                                               -------         -------          -------        -------
Net income (B)                                                 $  0.07         $  0.57          $  1.27        $  1.65
                                                               =======         =======          =======        =======

(B)     This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of
        APB Opinion No. 15 because it produces anti-dilutive results.


                                     -15-